As filed with the Securities and Exchange
                    Commission on June 20, 2002   Reg. No. 333-


                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                  _________________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                  _________________________________________

                                    INFe, Inc.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

        Florida                                              11-3144463
-------------------------------                         -------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          identification No.)

                           7787 Leesburg Pike, Suite 200
                               Falls Church, VA 22043
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)


                       ADVISORY AND CONSULTING AGREEMENTS
                                COMMON STOCK PLAN
                               (Full title of plan)
                  ________________________________________


                           Thomas Richfield, President
                          7787 Leesburg Pike, Suite 200
                             Falls Church, VA 22043
                     ---------------------------------------
                     (Name and address of agent for service)

                                  (703) 734-5650
                     ---------------------------------------
                     (Telephone number, including area code,
                                of agent for service)


                               CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------
                                         Proposed        Proposed
                                         Maximum         Maximum
Title of                 Amount          Offering        Aggregate       Amount of
Securities to             to be          Price per       Offering        Registration
Be Registered           Registered       Share           Price           Fee
-------------------------------------------------------------------------------------
Common Stock
($.0001 par value)      1,950,000        $0 .08          $156,000        $ 14.35
-------------------------------------------------------------------------------------

Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the average of the high and low selling prices per share of Common Stock of INFe, Inc.. on June 11, 2002.

                               PART I

           INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.

	The documents containing the information specified in Item 1 will be sent or given to individual consultants under such agreements between each consultant and the registrant.


Item 2.  Registrant Information and Employee Plan Annual Information.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                    Thomas Richfield, President
                   7787 Leesburg Pike, Suite 200
                      Falls Church, VA 22043
                           (703) 734-5650

                              PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

	The following documents filed by INFe, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

	(a) the Company's annual report on Form 10-KSB for the fiscal year ended November 30, 2001 filed pursuant to Section 13(a) or
Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 15, 2002;

      	(b) the Registrant's Form 10-SB and Form 10-SB/A, filed on December 30, 1999 and January 25, 2000, respectively, pursuant to
Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, and

        (c) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

	Not applicable.

Item 5. Interests of Named Experts and Counsel

	Not applicable.

Item 6. Indemnification of Directors and Officers

        INFe's Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, a director or officer of INFe shall not be personally liable to INFe or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of INFe's Articles of Incorporation, as amended, is to eliminate the right of INFe and its shareholders (through shareholders' derivative suits on behalf of INFe) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. INFe believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8.	Exhibits

        The Exhibits to this registration statement are listed in the index to Exhibits on page __.

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes::

        (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and
(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b)	The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or
Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                            SIGNATURES


	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Falls Church, State of Virginia, on June 19, 2002.

                                           INFe, Inc.



                                           By   /s/ Thomas Richfield
                                             ---------------------------
                                             Thomas Richfield, President


	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                        Title                          Date
    ---------                        -----                          ----

/s/Thomas Richfield       President, Chief Executive Officer    June 19, 2002
-----------------------   and Director
Thomas Richfield

                           INDEX TO EXHIBITS



Exhibit                                                     Sequentially
  No.                          Description                 Numbered Pages
-------                        -----------                 --------------

4.1     2002 Stock Incentive Plan

4.2	Consulting Agreement with Duane Wolter effective as of May
        20, 2002

4.3	Consulting Agreement with Jay O. Wright effective as of May
        20, 2002

4.4	Consulting Agreement with Peter Jegou effective as of May
        20, 2002

4.5	Consulting Agreement with Benjamin Kaplan effective as of
        May 20, 2002

4.6	Consulting Agreement with Richard E. Meccarielli effective
        as of May 20, 2002

4.7	Consulting Agreement with Andy Prince effective as of May
        20, 2002

4.8	Consulting Agreement with Ernesto Angel effective as of May
        20, 2002

4.9	Consulting Agreement with Domonique Sada effective as of May
        20, 2002

4.10	Consulting Agreement with Thomas Chubokas effective as of
        May 20, 2002

4.11	Consulting Agreement with L.J. Clark effective as of May 20,
        2002

4.12	Consulting Agreement with Steve Cote effective as of May 20,
        2002

4.13	Consulting Agreement with John Curry effective as of May 20,
        2002

5.1     Opinion of Counsel

23.1    Consent of Bagell, Jopsephs & Company, LLC

23.2    Consent of Counsel (included as part of Exhibit 5.1)

24.1	Power of Attorney (Contained within Signature Page)